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                                                                      EXHIBIT 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-44257) pertaining to the Health Care and Retirement Corporation of America Stock Purchase and Savings Program of Health Care and Retirement Corporation (HCR), the Registration Statement (Form S-8, No. 33-48885) pertaining to the Health Care and Retirement Corporation Stock Option Plan for Outside Directors and the Stock Option Plan for Key Employees of HCR, the Registration Statement (Form S-8, No. 33-83324) pertaining to the Health Care and Retirement Corporation Amended Stock Option Plan for Key Employees of HCR, the Registration Statement (Form S-8, No. 33-87640) pertaining to the HCR Stock Purchase and Retirement Savings Plan (formerly known as Health Care and Retirement Corporation of America Stock Purchase and Savings Program) of HCR, the Registration Statement (Form S-8, No. 333-64181) pertaining to the Health Care and Retirement Corporation Stock Option Plan for Outside Directors and the Stock Option Plan for Key Employees of HCR, the Registration Statement (Form S-8, No. 333-64235) pertaining to the Health Care and Retirement Corporation Amended Restricted Stock Plan of HCR, the Registration Statement (Form S-8, 333-81833) pertaining to the Manor Care, Inc. Retirement Savings and Investment Plan of HCR Manor Care, Inc., the Registration Statement (Form S-8, 333-93575) pertaining to the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan of Manor Care, Inc., and the Registration Statement (Form S-8, 333-93573) pertaining to the HCR Stock Purchase and Retirement Savings Plan of Manor Care, Inc. of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of Manor Care, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                           /s/ Ernst & Young LLP


Toledo, Ohio
March 28, 2000